MAIL-WELL I CORPORATION,
                         as Servicer,



           MAIL-WELL TRADE RECEIVABLES CORPORATION, as Seller under the Receivables Purchase Agreement,

                             and

    BANK OF AMERICA NATIONAL TRUST AND SAVING ASSOCIATION,
                       as Administrator






                      SERVICING AGREEMENT

                    Dated as of July 1, 1999

                             TABLE OF CONTENTS
                                                                          Page

                             ARTICLE I
                            Definitions

            SECTION 1.1.  Definitions                                        1
            SECTION 1.2.  Usage of Terms                                     2
            SECTION 1.3.  Section References                                 3
            SECTION 1.4.  Other Terms                                        3

                            ARTICLE II
                          The Receivables

            SECTION 2.1.  Custody of Contract Documents                      3
            SECTION 2.2.  Duties of Servicer as Custodian                    3
            SECTION 2.3.  Instructions; Authority to Act                     4
            SECTION 2.4.  Custodian's Indemnification                        4
            SECTION 2.5.  Effective Period and Termination                   4

                            ARTICLE III
            Administration and Servicing of Receivables

            SECTION 3.1.  Duties of Servicer                                 5
            SECTION 3.2.  Collection of Pool Receivables
                            Payments                                         5
            SECTION 3.3.  Realization Upon Related Security                  6
            SECTION 3.4.  Servicing Fee                                      6
            SECTION 3.5.  Servicer Expenses                                  6
            SECTION 3.6.  Covenants of Servicer                              6
            SECTION 3.7.  Purchase of Receivables Upon Breach                7
            SECTION 3.8.  Appointment of SubServicer                         7
            SECTION 3.9.  Seller Report                                      8
            SECTION 3.10. Annual Statement as to Compliance;
                            Notice of Default                                8
            SECTION 3.11. Annual Independent Certified Public
                            Accountant's Report                              9

                            ARTICLE IV
                            Collections

            SECTION 4.1.  Collection Account                                 9
            SECTION 4.2.  Collections                                        9

                             ARTICLE V
                           The Servicer

            SECTION 5.1.  Representations and Warranties of
                            Servicer                                        10
            SECTION 5.2.  (a)  Liability of Servicer;
                            Indemnities                                     14
            SECTION 5.3.  Covenants of Servicer                             18

                            ARTICLE VI
                       Servicer Termination

            SECTION 6.1.  MailWell Not to Resign as Servicer                25
            SECTION 6.2.  Servicer Termination                              26
            SECTION 6.3.  Appointment of Successor                          26

                            ARTICLE VII
                     Miscellaneous Provisions

            SECTION 7.1.  Amendment                                         27
            SECTION 7.2.  Protection of Title to Pool
                            Receivables                                     28
            SECTION 7.3.  GOVERNING LAW AND JURISDICTION                    28
            SECTION 7.4.  Notices, Etc                                      29
            SECTION 7.5.  Severability of Provisions                        29
            SECTION 7.6.  Assignment                                        29
            SECTION 7.7.  Counterparts                                      30
            SECTION 7.8.  Third Party Beneficiary                           31

                                    -ii-


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

SCHEDULE A  SCHEDULE OF PERMITTED INVESTMENTS

EXHIBIT A   FORM OF SELLER REPORT

                        SERVICING AGREEMENT

       This Servicing Agreement (as amended, supplemented or otherwise modified, this "Agreement"), dated as of July 1, 1999, is made among
                ---------
MAIL-WELL I CORPORATION, a Delaware corporation ("Mail-Well"), as
                                                  ---------
initial Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), MAIL-WELL TRADE
                                         --------
RECEIVABLES CORPORATION, a Colorado corporation, as the Seller under the Receivables Purchase Agreement (the "Seller"), and BANK OF AMERICA
                                     ------
NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").
                               -------------

  WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                             ARTICLE I

                            Definitions
                            -----------

       SECTION 1.1. Definitions.  Whenever used in this Agreement
                    -----------
the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       "Agreement" has the meaning set forth in the preamble.
        ---------

       "Indemnified Party" means each of the Securitization Parties
        -----------------
and each of their respective Affiliates, employees, agents, successors, transferees and assigns.

       "Mail-Well" has the meaning set forth in the preamble.
        ---------

       "Officer's Certificate" means a certificate signed by the
        ---------------------
president, secretary or assistant secretary, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as appropriate.

       "Opinion of Counsel" means a written opinion of counsel who
        ------------------
may but need not be counsel to the Seller or Servicer, which opinion shall be reasonably acceptable to the Administrator.

       "Payment Day" has the meaning set forth in the Purchase and
        -----------
Sale Agreement.

       "Permitted Investments" means any of the Permitted
        ---------------------
Investments set forth in Schedule A.

       "Purchasing Certificate" means a certificate completed and
        ----------------------
executed on behalf of the Servicer by the president, any secretary or assistant secretary, any vice president, the treasurer, any assistant treasurer or the controller of the Servicer pursuant to Section 3.9, substantially in the form of Exhibit B.

       "Receivables Purchase Agreement" means the Receivables
        ------------------------------
Purchase Agreement, dated as of July 1, 1999, among the Servicer, the Seller, Quincy Capital Corporation, as Issuer, and the Administrator, as amended, supplemented or otherwise modified from time to time.

       "Repurchase Amount" has the meaning set forth in the Purchase
        -----------------
and Sale Agreement.

       "Seller Report" means a certificate completed and executed by
        -------------
the Servicer by its president, any vice president, any secretary or assistant secretary, the treasurer, any assistant treasurer or the controller of the Servicer pursuant to Section 3.9, substantially in the form of Exhibit A.

       "Servicer" means Mail-Well, together with its successors and
        --------
permitted assigns in such capacity, pursuant to Section 6.3.

       "Servicer Report Date" means the date three Business Days
        --------------------
prior to the Settlement Date.

       "Servicing Fee"means the fee payable to the Servicer for
        -------------
services rendered during each Fixed Period, determined pursuant to
Section 3.8.

       "Servicing Fee Rate" means 0.5% per annum (or, in the case of
        ------------------
a Servicer other than Mail-Well or any Affiliate thereof, such higher amount as is agreed by such Servicer and the Administrator, if any, not to exceed 110% of such Servicer's reasonable estimate of costs and expenses that it shall incur in connection with performing its obligations as Servicer).

       "State" means any state of the United States of America or
        -----
the District of Columbia.

       SECTION 1.2. Usage of Terms.  With respect to all terms in
                    --------------
this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

       SECTION 1.3. Section References.  All Section references
                    ------------------
shall be to this Agreement.

       SECTION 1.4. Other Terms.  Capitalized terms used herein and
                    -----------
not defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.


                             ARTICLE II

                          The Receivables
                          ---------------

       SECTION 2.1. Custody of Contract Documents.  To assure
                    -----------------------------
uniform quality in servicing the Pool Receivables and to reduce administrative costs, the Seller and the Administrator, as agent for the Securitization Parties, upon the execution and delivery of this Agreement, hereby appoints the Servicer (subject to the Administrator's right to terminate the Servicer (or any sub-servicer) in accordance herewith), and the Servicer hereby accepts such appointment, to act as the agent of the Seller and the Securitization Parties as custodian of the Contract Documents for each Pool Receivable. Neither the Administrator nor any other Securitization Party shall have any duty to monitor the performance of the Servicer and shall have no liability in connection with the Servicer's performance hereunder.

       SECTION 2.2. Duties of Servicer as Custodian.  (a) Safekeeping.
                    -------------------------------       -----------
The Servicer shall hold the Contract Documents on behalf of the Seller and the Securitization Parties for the use and benefit of the Seller and the Securitization Parties and maintain such accurate and complete accounts, records and computer systems pertaining to each Contract Document as shall enable compliance with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the contract documents relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall promptly report to the Seller and the Administrator any material failure on its part to hold the Contract Documents and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Administrator or any other Securitization Party of the Contract Documents.

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

       (b)  Maintenance of and Access to Records.  The Servicer
            ------------------------------------
shall maintain each Contract Document at its address set forth on its signature page to the Receivables Purchase Agreement or at one of the locations specified in Schedule III to the Receivables Purchase Agreement, or at such other office as shall be specified to the Seller and the Administrator with 60 days prior written notice of such change or additions in location. The Servicer shall make available to the Seller and the Administrator or its duly authorized representatives, attorneys or auditors a list of locations of the Contract Documents, and shall also so make available the Contract Documents themselves, and the related accounts, records and computer systems maintained by the Servicer, at such times during reasonable business hours as the Seller or the Administrator shall reasonably instruct.

       (c)  Release of Documents.  Upon instruction from the
            --------------------
Administrator, the Servicer shall release any Contract Document (or, if requested, copies thereof) to the Administrator or the Administrator's agent or designee, as the case may be, at such place or places as the Administrator may designate, as soon as practicable.

       SECTION 2.3. Instructions; Authority to Act.  The Servicer
                    ------------------------------
shall be deemed to have received proper instructions with respect to the Contract Documents upon its receipt of written instructions signed by an authorized officer of the Administrator.

       SECTION 2.4. Custodian's Indemnification.  The Servicer as
                    ---------------------------
custodian shall indemnify the Seller and each Indemnified Party for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Seller or such Indemnified Party, as the case may be, as the result of any improper act or any omission in any way relating to the maintenance and custody by the Servicer as custodian of the Contract Documents; provided, however, that the
                                     --------  -------
Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct or gross negligence of the Seller or such Indemnified Party, as the case may be.

       SECTION 2.5. Effective Period and Termination.  The Servicer's
                    --------------------------------
appointment as custodian shall become effective as of the date hereof and shall continue in full force and effect until terminated pursuant to this Section 2.5. If Mail-Well shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of the Servicer (or any sub-servicer) shall have been terminated under
Section 6.2, the appointment of the Servicer (or such sub-servicer) as custodian may be terminated by the Administrator. The Administrator may terminate the Servicer's (or such sub-servicer's) appointment as custodian upon a Termination Event or in the event that the Servicer (or such sub-servicer) shall no longer be permitted under law to act as custodian at any time upon written notice to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver (and cause each sub-servicer to deliver) the Contract Documents to the Administrator or the Administrator's agent or designee at such place or places as the Administrator may reasonably designate.


                            ARTICLE III

            Administration and Servicing of Receivables
            -------------------------------------------

       SECTION 3.1. Duties of Servicer.  The Servicer as agent for
                    ------------------
the Seller and the Securitization Parties (to the extent provided herein) shall manage, service, administer and make collections on the Pool Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Pool Receivables, investigating delinquencies, sending payment statements or coupon books to Obligors, reporting tax information to Obligors as required by law, accounting for collections and furnishing monthly and annual statements to the Seller, the Administrator and other Securitization Parties with respect to distributions. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer and the Credit and Collection Policy. Without limiting the generality of the foregoing, subject to Section 3.6, the Servicer is authorized and empowered by the Seller and the Securitization Parties to execute and deliver, on behalf of itself, the Seller or the Securitization Parties, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Pool Receivables. If the Servicer shall commence a legal proceeding to enforce a Pool Receivable pursuant to such policies and procedures, the Seller and the Securitization Parties shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Pool Receivable, such Pool Receivable to the Servicer.

       SECTION 3.2. Collection of Pool Receivables Payments.  (a)
                    ---------------------------------------
Collection of the Receivables shall be administered by the Servicer in accordance with the terms of this Agreement, and the Receivables Purchase Agreement. The Seller shall provide to the Servicer on a timely basis all information necessary for such administration, including notice of the occurrence of any Termination Day and current computations of Purchased Interests. All amounts deposited to a Lock-Box Account shall be identified as Collections of Pool Receivables or other collections within two Business Days.

       (b) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Pool Receivables which the Servicer deems reasonably collectable as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others in addition to the Credit and Collection Policy.
On each day on which Collections of Pool Receivables are received (or deemed received), the Servicer shall follow the procedures set forth in Sections 1.4(a) and (b) of the Receivables Purchase Agreement. Pursuant to this Agreement and to the Credit and Collection Policy, the Servicer may grant extensions, rebates or adjustments on a Pool Receivable subject to the provisions of Section 3.6, and may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Pool Receivable.

       SECTION 3.3. Realization Upon Related Security.  On behalf of
                    ---------------------------------
the Seller and the Securitization Parties, the Servicer shall use its commercially reasonable efforts, consistent with its customary servicing procedures and the Credit and Collection Policy of the Seller, to realize upon, foreclose or repossess the Related Security securing an Obligor's indebtedness under any such Pool Receivable as to which the Servicer shall have determined eventual payment in full is unlikely.

       SECTION 3.4. Servicing Fee.  The Servicing Fee for each Fixed
                    -------------
Period shall equal the product of one twelfth times the Servicing Fee Rate times the Outstanding Principal Balance of all Pool Receivables as of the first day of such Fixed Period.

       SECTION 3.5. Servicer Expenses.  The Servicer shall be
                    -----------------
required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Seller, the Administrator or any other Securitization Party.

       SECTION 3.6. Covenants of Servicer.  The Servicer shall not
                    ---------------------
impair the rights of the Seller or the Securitization Parties in any Pool Receivable. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of Pool Receivables as and when the same shall become due and follow such collection procedures and the Credit and Collection Policy as it follows with respect to comparable receivables that it services for itself and others. The Servicer shall maintain the Lock-Box Accounts and identify all amounts deposited into such Lock-Box Accounts as Collections of Pool Receivables or other collections. The Servicer shall not sell, pledge, transfer, deliver or otherwise dispose of any Pool Receivable, except as provided in this Agreement. The Servicer will not extend, rewrite or otherwise modify the payment terms of a Pool Receivable; provided, however,
                                               --------  -------
that prior to the occurrence of a Termination Event or Unmatured Termination Event, the Servicer may, subject to the limitations below, extend any Receivable (but not beyond 30 days) in accordance with the Credit and Collection Policy as in effect on the date hereof (with such changes as have been approved by the Administrator); provided
                                                     --------
further, that any such extension shall not affect such Receivables
-------
status as a delinquent Receivable or a Defaulted Receivable. In the event that the Servicer fails to comply with the provisions of the preceding sentence or if there is a determination by the Servicer and the Administrator or a Governmental Authority that the Servicer has modified the terms of a Pool Receivable in such a manner as to constitute a cancellation of such Pool Receivable and the creation of a new Pool Receivable for federal income tax purposes, the Servicer shall be required to purchase such Pool Receivable for the Repurchase Amount, in the manner specified in Section 3.7 as of the Settlement Date following the Fixed Period in which such failure occurs.

       SECTION 3.7. Purchase of Receivables Upon Breach.  The
                    -----------------------------------
Servicer, the Seller or the Administrator shall inform the other parties promptly, in writing, upon the discovery of any breach by Servicer of its obligations pursuant to Section 3.6. Unless the breach shall have been cured by the Settlement Date in the month following such discovery, the Servicer shall purchase any Pool Receivable, which as a result of such breach would materially and adversely affect the interests of the Seller or the Securitization Parties, as of such Settlement Date. In consideration of the purchase of such Pool Receivable, the Servicer shall remit the Repurchase Amount on such Settlement Date to the Collection Account. The sole remedy with respect to a breach of
Section 3.6 shall be to require the Servicer to repurchase Pool Receivables pursuant to this Section 3.7.

       SECTION 3.8. Appointment of Sub-Servicer.  The Servicer may,
                    ---------------------------
at any time, at the direction of the Seller appoint a sub-servicer to perform all or any portion of its obligations as Servicer hereunder, including, without limitation, in its capacity as custodian of the Contract Documents; provided, however, that the Servicer shall
                    --------  -------
remain obligated and be liable for the servicing and administering of the Pool Receivables and custody of the Contract Documents in accordance with the Receivables Purchase Agreement and this Agreement without diminution of such obligation and liability by virtue of the appointment of such sub-servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Pool Receivables and maintaining the custody of the Contract Documents. The fees and expenses of the sub-servicer shall be as agreed between the Servicer and its sub-servicer from time to time and none of the Seller, the Administrator or any other Securitization Party shall have any responsibility therefor. Following the occurrence of a Termination Event, the Administrator may terminate or replace any sub-servicer in accordance with Section 6.2.

       SECTION 3.9. Seller Report.  On or before each Servicer
                    -------------
Report Date, the Servicer shall deliver to the Seller and the Administrator a Seller Report, containing all information necessary to make the transfers and distributions pursuant to the Receivables Purchase Agreement for the Fixed Period immediately preceding the date of such Seller Report. If on any Settlement Date there is a default by the Seller or the Servicer in respect of any Repurchase Amounts to be deposited into the Collection Account, the Servicer shall recalculate all of the amounts described in the Seller Report to reflect such default and deliver to the Seller and the Administrator a revised Seller Report reflecting such recalculations on such Settlement Date. Prior to each purchase by any Securitization Party under the Receivables Purchase Agreement, the Servicer shall deliver to the Administrator a Borrowing Certificate in accordance therewith.

       SECTION 3.10. Annual Statement as to Compliance; Notice of
                     --------------------------------------------
Default. (a) The Servicer shall deliver to the Seller and the
-------
Administrator, on or before July 31 of each year, beginning July 31, 2000, an Officer's Certificate, dated as of June 30 of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such year (or such shorter period, as the case may be), or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof.

       (b) The Servicer shall deliver to the Seller and the Administrator promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Termination Event.

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

       SECTION 3.11. Annual Independent Certified Public Accountant's
                     -------------------------------------------------
Report.  The Servicer shall cause a firm of independent certified
------
public accountants acceptable to the Administrator (who may also render other services to the Servicer and the Seller) to deliver to the Seller and the Administrator on or before March 31 of each year commencing March 31, 2000, a report on applying agreed upon procedures as outlined by the standards established by the American Institute of Certified Public Accountants, verifying the accuracy of the information contained within the monthly Seller Reports. Procedures performed in the preparation of the report will be agreed upon by the Seller and the Administrator prior to the commencement of the engagement and will be specifically outlined in the issued report. These procedures can include, on a nonstatistical selection basis, the selection of a monthly Seller Report which was prepared in the year reported on, the verification of divisional and individual receivable balances which comprise the Net Receivables Pool Balance, recalculation and verification of receivable classifications and agings, and the recalculation of mathematical ratios and formulas. The accountants report will denote exceptions to the agreed upon procedures based upon materiality levels agreed upon by the Seller and the Administrator.

                             ARTICLE IV

                             Collections
                             -----------

       SECTION 4.1. Collection Account.  (a) All amounts held in the
                    ------------------
Collection Account may be invested in Permitted Investments by the Servicer, in each case such investments maturing not later than the next Settlement Date. All income or other gains from the investment of moneys deposited in the Collection Account shall be deposited in such account immediately upon receipt.

       (b) The Servicer (if the Servicer is Mail-Well or any affiliate thereof) shall be liable for any insufficiency in the Collection Account resulting from net losses on investments made in accordance with the provisions of this Section 4.1. No successor Servicer (that is not an affiliate of Mail-Well) nor any Securitization Party shall be liable for any investment made by it in accordance with this Section 4.1.

       SECTION 4.2. Collections.  The Servicer shall remit and apply
                    -----------
all Collections and other amounts in accordance with the Receivables Purchase Agreement.

                             ARTICLE V

                            The Servicer
                            ------------

       SECTION 5.1. Representations and Warranties of Servicer.  The
                    ------------------------------------------
Servicer makes the following representations on which the Seller and the Securitization Parties rely. The representations speak as of the execution and delivery of this Agreement and as of each Payment Day and shall survive the sale of the Pool Receivables to the Seller pursuant to the terms of the Purchase and Sale Agreement and to the Administrator, for the benefit of the Securitization Parties, pursuant to the terms of the Receivables Purchase Agreement.

       (a) Organization and Good Standing.  The Servicer is a
           ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified and had at all relevant times, and shall have, power, authority and legal right to acquire, own, sell and service the Pool Receivables and to hold the Contract Documents as custodian on behalf of the Seller and the Securitization Parties.

       (b) Power and Authority; Due Authorization; No Violation.
           ----------------------------------------------------
The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, except to the extent such contravention, default or conflict will not have a Material Adverse Effect, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

       (c) Government Approvals.  No authorization or approval or
           --------------------
other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of this Agreement or any other
Transaction Document to which it is a party.

       (d) Valid, Binding Obligations.  Each of the Agreement and
           --------------------------
the other Transaction Documents to which the Servicer is a party each constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

       (e) Financial Condition.  The balance sheets of Mail-Well,
           -------------------
Inc. and its subsidiaries as at December 31, 1998, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition thereof as at such date and the results of operations thereof for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1998 there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller, the Servicer, the Guarantor or any Originator, the ability of the Seller, the Servicer, the Guarantor or any Originator to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

       (f) No Proceedings.  There is no pending, threatened action
           --------------
or proceeding affecting the Servicer or any of its Affiliates before any Governmental Authority or arbitrator which could materially adversely affect the business, operations, property, financial or other condition or operations of the Servicer or any of its Affiliates, the ability of the Servicer to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents.

       (g) Use of Proceeds.  No proceeds of any purchase or
           ---------------
reinvestment will be used to acquire more than 5% of any class of any security in any transaction which is subject to Sections 13 and 14 of the Exchange Act, except for a nonhostile, invited Acquisition of a Person (approved by the board of directors (or other body exercising similar authority) of such Person, which does not violate any laws, rules or regulations applicable thereto or any other provision of the Transaction Documents.

       (h) Quality of Title.  The Seller is the legal and beneficial
           ----------------
owner of the Pool Receivables and Related Security
free and clear of any Adverse Claim; upon each purchase or reinvestment, the Administrator, for the benefit of the Securitization Parties, shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Securitization Parties in the items described in Section 1.2(d), and the Securitization Parties have a first
   --------------
priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract Document or any Pool Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account or the Collection Account is on file in any recording office, except those filed in favor of the Administrator relating to the Agreement or in favor of the Seller relating to the Purchase and Sale Agreement and except those which are both
(i) indirectly covering any Pool Receivable or the Related Security as proceeds which will be released or terminated within 60 days after the Effective Date and (ii) listed on Annex E to the Receivables Purchase
                                  -------
Agreement.

       (i) Accuracy of Information.  Each Seller Report certificate,
           -----------------------
exhibit, financial statement, document, book, record, report or other information furnished or to be furnished at any time by or on behalf of the Servicer to the Seller or the Administrator in connection with the Agreement is or will be accurate in all material respects as of its date or as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

       (j) Offices.  The principal place of business and chief
           -------
executive office (as such terms are used in the UCC) of the Servicer and the office where the Servicer keeps its records concerning the Receivables are located at the addresses referred to in Section 5.3(b).
                                                        --------------

       (k) Governmental Authority.  The Servicer is not in violation
           ----------------------
of any order of any court, arbitrator or Governmental Authority which could have a Material Adverse Effect.

       (l) Lock-Box Banks and Collection Account Bank.  The names
           ------------------------------------------
and addresses of all the Lock-Box Banks and Collection Account Bank, together with the account numbers of the related Lock-Box Accounts or Collection Account, as applicable, are specified in Schedule I to the
                                                    ----------
Receivables Purchase Agreement (or at such other Lock-Box Banks or Collection Account Bank, as applicable, and/or with such other Lock-Box Accounts or Collection Account, as applicable, as have been notified to the Administrator in accordance with the Agreement) and the Collection Account is subject to the Collection Account Agreement and all Lock-Box Accounts subject to Lock-Box Agreements, duly executed by the parties thereto (in the case of certain Lock-Box Banks, within 30 days after the date hereof).

       (m) Federal Reserve Regulations.  No proceeds of any purchase
           ---------------------------
or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

       (n) Eligible Receivables.  Each Pool Receivable included as
           --------------------
an Eligible Receivable in the calculation of the Net Receivables Pool Balance, is an Eligible Receivable.

       (o) No Termination Event.  No event has occurred and is
           --------------------
continuing, or would result from a purchase or reinvestment by any Purchaser under the Receivables Purchase Agreement or from the application of the proceeds therefrom, which constitutes a Termination Event.

       (p) Accounting as Sales.  The Seller and each Originator have
           -------------------
accounted for each sale of undivided percentage ownership interests in the Pool Receivables in its books and financial statements as a sale, consistent with generally accepted accounting principles.

       (q) Compliance with Credit and Collection Policy.  The
           --------------------------------------------
Servicer has complied in all material respects with the Credit and Collection Policy in effect at the time with regard to the collection of Pool Receivables.

       (r) Compliance with Transaction Documents.  The Servicer has
           -------------------------------------
complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction
Documents to which the Servicer is a party.

       (s) Taxes.  Each of the Servicer and the Seller has filed all
           -----
federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

       (t) Bulk Sales Act.  No transaction contemplated by this
           --------------
Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

       (u) Investment Company Act.  The Servicer is not, and is not
           ----------------------
controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       (v) Pension Plans.  During the preceding twelve months, no
           -------------
steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan which has given rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Servicer of any material liability, fine or penalty. The Servicer has no material unaccrued liability with respect to any post-retirement benefit under a "welfare plan" as defined in Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of title I of ERISA.

       (w) Year 2000 Compliance.  Any reprogramming required to
           --------------------
permit the proper functioning, in and following the year 2000, of the computer application systems used to conduct, operate and manage the business, assets and operations of the Servicer, as so reprogrammed, will be completed September 30, 1999, unless failure to complete such reprogramming could not reasonably be expected to have a Material Adverse Effect. With respect to any computer hardware, the Servicer:
(i) has initiated a review and assessment of all areas within the Servicer's business and operations, (ii) has developed a plan and timeline for addressing any problems which would cause it not to be Year 2000 Compliant on a timely basis, (iii) to date, has implemented such plan in accordance with such timetable and (iv) believes, based upon the foregoing, that the Servicer will be Year 2000 Compliant prior to January 1, 2000. There are no additional costs to the Servicer relating to becoming Year 2000 Compliant that will result in a Termination Event or have a Material Adverse Effect. The computer and management information systems used to conduct, operate and manage the business, assets and operations of the Servicer are and with ordinary course upgrading and maintenance (and with any additions to accommodate growth), will continue for the term of this Agreement to be, sufficient to permit the Servicer to conduct its business without having a Material Adverse Effect.

       (x) Separate Existence.  The Facts and Assumptions are true
           ------------------
and correct.

       SECTION 5.2. (a)  Liability of Servicer; Indemnities.  The
                         ----------------------------------
Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

            (i) The Servicer shall indemnify, defend and hold harmless each Indemnified Party from and against any taxes that may at any time be asserted against such Indemnified Party with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (other than any overall income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or qualified (or should be qualified) to do business or any political subdivision thereof) and costs and expenses in defending against the same to the extent, directly or indirectly, resulting from any action or omission of the Servicer in connection with the Pool Receivables or relating to the Transaction Documents.

            (ii) The Servicer shall indemnify, defend and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon such Indemnified Party through, the willful misconduct or negligence of the Servicer in the acceptance or performance of its duties under this Agreement or any other Transaction Document to which the Servicer is a party or by reason of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which the Servicer is a party.

            (iii) The Servicer shall indemnify, defend and hold harmless each Indemnified Party from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the duties by Servicer, including any action by such Indemnified Party at the direction of the Servicer taken pursuant to Section 3.1, herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misconduct or gross negligence of such Indemnified Party; (b) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify such Indemnified Party; or (c) shall arise out of or be incurred in connection with the acceptance or performance by such Indemnified Party of the duties of successor Servicer hereunder unless such cost, expense, loss, claim, damage or liability was caused by the act or omission of the predecessor Servicer.

            (iv) Without limiting the foregoing, the Servicer shall indemnify, defend and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, claims, damages and liabilities relating to or resulting from any of the following:

                 (A) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to the Seller or any Securitization Party with respect to Receivables, Related Security, Collections or this Agreement to be true and correct;

                 (B) the failure of any representation or warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to have been true and correct in all respects when made;

                 (C) the failure by the Servicer to comply with the Credit and Collection Policy or any applicable law, rule or regulation with respect to any Pool Receivable, Related Security or the related Contract Documents to conform to any such applicable law, rule or regulation;

                 (D) the failure to vest, and maintain vested, in the Administrator, for the benefit of the Securitization Parties, a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interests, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) first priority perfected security interest in the items described in Section 1.2(d) of the Receivables Purchase
                         --------------
            Agreement, in each case, free and clear of any Adverse
            Claim;

                 (E)  Intentionally Omitted;

                 (F) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract Document not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if any such collection activities were performed by the Servicer or any of its Affiliates or by any agent or independent contractor retained by the Servicer or any of its Affiliates);

                 (G) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations in connection with any Pool Receivable;

                 (H) any claim (including, without limitation, any breach of warranty, product liability or environmental claim), investigation, litigation or proceeding arising out of or in connection with any Pool Receivable or Related Security;

                 (I)  the commingling of Collections of Pool
            Receivables at any time with other funds and any lost, mutilated, destroyed or missing Contract Documents;

                 (J) any investigation, litigation or proceeding related to this Agreement or any other Transaction
            Document or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interests or in connection with any Pool Receivable or Related
            Security;

                 (K) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d),
                                                    --------------
            in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason related to the servicing of the Pool Receivables by the Servicer;

                 (L)  as at the date of any purchase or
            reinvestment the aggregate of the Purchased Interests of all Purchasers exceeds 100% after giving effect to any purchase or reinvestment by any Purchaser under the Receivables Purchase Agreement;

                 (M) the failure of the Servicer to perform its duties or obligations in accordance with the provisions of the Transaction Documents or any claim relating to the collection activities with respect to the Pool
            Receivables; or

                 (N) the enforcement of any Transaction Document against the Servicer by the Seller or any Securitization Party.

       (b) For purposes of this Section 5.2, in the event of the termination of the rights and obligations of Mail-Well (or any successor thereto pursuant to Section 5.3(l)) as Servicer pursuant to Section 6.2, or a resignation by such Servicer pursuant to Section 6.1, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Issuer) pursuant to Section 6.3.

       (c) Indemnification under this Section 5.2 shall survive termination of this Agreement and the resignation or removal of the Servicer and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.

       SECTION 5.3. Covenants of Servicer.
                    ---------------------

  Until the Final Pay Out Date:

       (a) Compliance with Laws, Etc.  The Servicer shall comply in
           --------------------------
all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not have a Material Adverse Effect.

       (b) Offices, Records and Books of Account; Etc.  The Servicer
           -------------------------------------------
(i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) at the address of the Seller set forth under its name on the signature page to the Receivables Purchase Agreement and the office where it keeps its records concerning the Pool Receivables and the Contract Documents at such address or at one of the locations specified in Schedule III to the Receivables Purchase Agreement or, upon at least 60 days' prior written notice of a proposed change to the Seller and the Administrator, at any other address or locations in jurisdictions where all actions reasonably requested by the Seller and the Administrator to protect and perfect the interest of the Issuer in the Pool Receivables and related items (including, without limitation, the items described in
Section 1.2(d) of the Receivables Purchase Agreement) have been taken
--------------
and completed and (ii) shall provide the Seller and the Administrator with at least 60 days' written notice prior to making any change in the Servicer's name or making any other change in the Servicer's identity or corporate structure (including, without limitation, a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Seller or the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Servicer also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

       (c) Performance and Compliance with Receivables and Credit and
           -----------------------------------------------------------
Collection Policy.  The Servicer shall, at its expense, timely and
-----------------
fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

       (d) Ownership Interest, Etc.  The Servicer shall, at its
           ------------------------
expense, take all action necessary or desirable to establish and maintain (i) a valid and enforceable perfected undivided ownership interest in favor of the Administrator, for the benefit of the Securitization Parties, to the extent of the Purchased Interests, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and (ii) a first priority perfected security interest in favor of the Administrator, for the benefit of the Securitization Parties, in the items described in Section 1.2(d) of
                                                  --------------
the Receivables Purchase Agreement, in each case free and clear of any Adverse Claim, including, without limitation, taking such action to perfect, protect or more fully evidence the interests of the Securitization Parties under the Agreement as the Securitization Parties may request.

       (e) Sales, Liens, Etc.  The Servicer shall not sell, assign
           ------------------
(by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in
Section 1.2(d) of the Receivables Purchase Agreement (including, without limitation, the Servicer's obligation to preserve the Seller's undivided interest in any Pool Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e).
                                  -------------

       (f) Extension or Amendment of Receivables.  Except as
           -------------------------------------
provided in the Agreement and the other Transaction Documents, the Servicer shall not extend the maturity or adjust the Outstanding
Principal Balance or otherwise amend, modify or waive the terms of any Pool Receivable.

       (g) Change in Business or Credit and Collection Policy.  The
           --------------------------------------------------
Servicer shall not make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility or enforceability of any Pool Receivable or the ability of the Servicer to perform its obligations, if any, under any Pool Receivable or under the Agreement or the other Transaction Documents to which it is a party, without the prior written consent of the Seller and the Administrator.

       (h) Audits.  The Servicer shall, from time to time during
           ------
regular business hours as reasonably requested by the Seller or the Administrator, permit the Seller and the Administrator, or their agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Receivables and the Related Security, and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security with any of the officers, employees, agents or contractors of the Servicer having knowledge of such matters, and shall permit and cooperate with an annual (or more frequently if reasonably required by the Seller or the Administrator) audit (conducted at the Servicer's expense) of the Servicer and its servicing activities by the Seller and the Administrator and the independent accountants selected thereby.

       (i)  Lock-Box Accounts and Collection Account. (i) The
            ----------------------------------------
Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule I to the Receivables Purchase Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments made to any Lock-Box Account (or related post office box), unless the Seller and the Administrator shall have consented thereto in writing and the Seller and the Administrator shall have received copies of all agreements and documents (including, without limitation, Lock-Box Agreements) that it may request in connection therewith.

            (ii) The Servicer (on behalf of the Seller) shall (A) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Pool Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (B) deposit, or cause to be deposited, any Collections of Pool Receivables (other than those described in clause
       (b) of the definition thereof) received by it into Lock-Box Accounts not later than two Business Days after receipt thereof. The Servicer shall at all times maintain the Lock-Box Accounts. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

            (iii) The Servicer shall not add or terminate any bank as a Collection Account Bank or any account as a Collection Account from those listed in Schedule I to the Agreement, unless the Seller and
                       ----------
       the Administrator shall have consented thereto in writing and the Seller and the Administrator shall have received copies of all agreements and documents (including without limitation, Collection Account Agreements) that it may request in connection therewith.

            (iv) Each Collection Account shall at all times be subject to a Collection Agreement. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account cash or cash proceeds other than Collections.

       (j) Marking of Records.  At its expense, the Servicer (on
           ------------------
behalf of the Seller) shall mark (a) the master data processing records and storage cabinets relating to Pool Receivables, including with a legend evidencing that the undivided percentage ownership interests in such Pool Receivables have been sold in accordance with the Receivables Purchase Agreement and (b) at the request of the Seller or the

Administrator, each Pool Receivable with a legend, in form reasonably satisfactory to the Seller and the Administrator, to the effect that such Pool Receivable (or an undivided interest thereon) has been sold in accordance with the Receivables Purchase Agreement.

       (k) Separate Corporate Existence of the Seller.  The Servicer
           ------------------------------------------
hereby acknowledges that the Seller and the Securitization Parties are entering into the transactions contemplated by the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from the Servicer, the Guarantor and each Originator. Therefore, from and after the date hereof, the Servicer shall take all steps to continue the Seller's identity as such a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Servicer, the Guarantor, any Originator or any other Person, and not a division of the Servicer, the Guarantor, any Originator or any other Person. Without limiting the generality of the foregoing, the Servicer shall not cause, or take any action, or omit to take any action, that would cause the Seller to violate any of the provisions contained in paragraph (k) of Exhibit IV to the RPA or would be inconsistent with the Facts and Assumptions.

       (l) Mergers, Acquisitions, Sales, etc.  Any Person (a) into
           ---------------------------------
which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party (if the Servicer is not the surviving entity), or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, shall be the successor to the Servicer under this Agreement without further action on the part of any of the parties to this Agreement; provided, however, that the Servicer shall not be a party to any
--------  -------
merger, consolidation or Acquisition with or of another Person (or substantially all of its properties or assets) unless (i) immediately after giving effect to such transaction, no Termination Event, and no Unmatured Termination Event shall have happened and be continuing, (ii) the Servicer shall have delivered to the Seller and the Administrator (for the benefit of each Securitization Party) an officer's certificate (and, if the Servicer is not the surviving entity, an Opinion of Counsel) stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.3(l), and (iii) the Servicer shall have delivered to the Seller and the Administrator (for the benefit of each Securitization Party) an officer's certificate (and, if the Servicer is not the surviving entity, an Opinion of Counsel) either (A) stating that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Seller and each Securitization Party in the Pool Receivables, and reciting the details of such filings, or (B) stating that no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the Servicer shall not consummate any transaction of a type referred to in clauses (a), (b) or (c) above without the prior written consent of the Administrator (except if the Servicer is merging or consolidating with an Originator) and unless at or prior thereto the foregoing agreement of assumption shall have been executed and the conditions described in clauses (i), (ii) and (iii) shall have been met to the reasonable satisfaction of the Administrator.

       (m) ERISA Matters.  The Servicer shall notify the Seller and
           -------------
the Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by the Servicer or any other Person to terminate any Pension Plan which could have a Material Adverse Effect, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Servicer furnish a bond or other security to the PBGC or such Pension Plan or (iv) the occurrence of any event with respect to any Pension Plan which could have a Material Adverse Effect, or any material increase in the contingent liability of the Servicer with respect to any post-retirement "welfare plan" (as defined in Section 3(1) of ERISA) benefit.

       (n)  Reporting Requirements.  The Servicer will provide to
            ----------------------
the Seller and the Administrator (in multiple copies, if requested by the Administrator) the following:

            (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year (beginning with the quarter ended June 30, 1999) of Mail-Well, Inc., balance sheets of Mail-Well, Inc. and its subsidiaries as of the end of such quarter and statements of income and retained earnings thereof for the period commencing at the beginning of such previous fiscal year and ending with the end of such quarter, certified by the treasurer or assistant treasurer thereof (as applicable);

            (ii) as soon as available and in any event within 90 days after the end of each fiscal year (beginning with the year ended December 31, 1999) of Mail-Well, Inc., a copy of the annual report for such year for Mail-Well, Inc. and its subsidiaries containing financial statements for such year audited by nationally-recognized independent certified public accountants;

            (iii) as soon as possible and in any event within five days after the occurrence of each Purchase and Sale Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Purchase and Sale Termination Event, a statement of the treasurer or assistant treasurer of the Servicer setting forth details of such Purchase and Sale Termination Event or event and the action that the Servicer has taken and proposes to take with respect thereto;

            (iv) promptly after the sending or filing thereof, copies of all reports that may be material to the transactions contemplated hereby that the Servicer sends to any of its security holders, and copies of all reports and registration statements that the Servicer or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

            (v) promptly after the filing by the Servicer or receiving notice or knowledge thereof, copies of all reports and notices that the Servicer or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Servicer or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could result in the imposition of liability on the Servicer and/or any such Affiliate in excess of $500,000 or which, in the aggregate, could have a Material Adverse Effect;

            (vi) at least 60 days prior to any change in the Servicer's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

            (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer or any of its Affiliates as the Seller or the Administrator may from time to time reasonably request;

            (viii) promptly after the Servicer obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Servicer and any Governmental Authority which, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect; or (b) litigation or proceeding affecting (i) the Servicer which could have a Material Adverse Effect which is not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceedings relating to any Transaction Document;

            (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Servicer.

       (o)  Year 2000 Compliance.  The Servicer shall promptly
            --------------------
notify the Seller and the Administrator in the event the Servicer becomes aware that any of its computer applications (including those of its suppliers or vendors) that is material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect on the Servicer and could not reasonably be expected to cause a Termination Event.

       (p)  Delivery of Credit and Collection Policy.  The Servicer
            ----------------------------------------
shall deliver to the Seller and the Administrator a document that sets forth the Credit and Collection Policy, which document shall be reasonably satisfactory, in form and substance, to the Seller and the Administrator.


                             ARTICLE VI

                        Servicer Termination
                        --------------------

       SECTION 6.1. Mail-Well Not to Resign as Servicer.  Except as
                    -----------------------------------
a result of the operation of Section 5.3(l), Mail-Well shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement and the other Transaction Documents to which the Servicer is a party except upon determination that the performance of its duties under this Agreement and the other Transaction Documents to which the Servicer is a party shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Mail-Well shall be communicated to the Seller, the Administrator and the other Securitization Parties at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Administrator and the other Securitization Parties concurrently with or promptly after such notice. Except where resignation occurs by reason of a legal prohibition, no such registration shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.3.

       SECTION 6.2. Servicer Termination.  Following the occurrence
                    --------------------
of a Termination Event, the Administrator may, by written notice to the Servicer (a "Servicer Termination"), terminate all of the rights and
             --------------------
obligations of the Servicer (or such sub-servicers) under this Agreement and the other Transaction Documents. On or after the receipt by the Servicer of a Servicer Termination, all authority and power of the Servicer (or such sub-servicers) under this Agreement, whether with respect to the Pool Receivables, the Contract Documents or otherwise, shall, without further action, pass to and be vested in the Administrator or such successor Servicer as may be appointed under
Section 6.3 pursuant to and under this Section 6.2; and the Administrator is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Pool Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate (and cause each sub-servicer to cooperate) with the successor Servicer and the Administrator and the other Securitization Parties in effecting the termination of the responsibilities and rights of the predecessor Servicer (or such sub-servicers) under this Agreement and the other Transaction Documents, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Pool Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Contract Documents to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

       SECTION 6.3. Appointment of Successor. (a) Upon the
                    ------------------------
Servicer's receipt of notice of termination pursuant to Section 6.2 or the Servicer's resignation in accordance with Section 6.1, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and the other Transaction Documents, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Administrator and the other Securitization Parties of written notice of such resignation (or written confirmation of such notice of resignation) in accordance with the terms of this Agreement and the other Transaction Documents and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and an accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, a successor Servicer appointed by the Administrator will succeed to all the subsequently accruing responsibilities, duties and liabilities of the Servicer under this Agreement and will be entitled to similar compensation arrangements.
The successor Servicer shall accept its appointment by a written assumption in form acceptable to the Administrator.

  (b)  Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and other fees payable to the Servicer pursuant to Section 3.8 hereof, and all the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement and the other Transaction Documents; provided, however, that the
                                     --------  -------
Administrator and successor Servicer may negotiate any amendments with respect to the rights and obligations of the Servicer (other than the Servicing Fee) to this Agreement or other Transaction Documents to the extent reasonably required by such successor Servicer. No such appointment shall make the successor Servicer responsible for any liabilities of the predecessor Servicer incurred prior to such appointment or for any acts, omissions or misrepresentations of such predecessor Servicer.


                             ARTICLE VII

                      Miscellaneous Provisions
                      ------------------------

       SECTION 7.1. Amendment.  No amendment or waiver of any
                    ---------
provision of this Agreement or consent to any departure by the Servicer therefrom shall be effective unless in a writing signed by the Seller and the Administrator, and, in the case of any amendment other than in accordance with the proviso in Section 6.3(b), by the Seller and the
                               --------------
Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Seller, the Servicer or the Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

       SECTION 7.2. Protection of Title to Pool Receivables.
               ---------------------------------------

       (a) The Servicer shall maintain accounts and records as to each Pool Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Pool Receivable, including, without limitation, payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Pool Receivable and the amounts from time to time deposited in the Lock-Box Account and the Collection Account in respect of such Pool Receivable.

       (b) The Servicer shall maintain its computer systems so that, from and after the time of sale of the Pool Receivables to the Seller or the Administrator, for the benefit of the Securitization Parties, the Servicer's master computer records (including any back-up archives) that refer to a Pool Receivable shall indicate clearly that such Pool Receivable is owned thereby. Indication of such ownership of a Pool Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Pool Receivable shall have been paid in full or repurchased or sold.

       (c) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any Pool Receivables to any prospective lender or other transferee, the Servicer shall give to such prospective lender or other transferee computer tapes, records or print-outs (including, without limitation, any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Pool Receivable, shall indicate clearly that such Pool Receivable has been sold and is owned by the Administrator, for the benefit of the Securitization Parties.

       (d) Upon request, the Servicer shall furnish to the Seller and the Administrator, within three Business Days, a list of all Pool Receivables (by contract number and name of Obligor), together with a reconciliation of such list to each of the Seller Reports finished before such request.

       SECTION 7.3. GOVERNING LAW AND JURISDICTION. (A) THIS
                    ------------------------------
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW).

       (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW

YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE SELLER, THE SERVICER AND THE ADMINISTRATOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE SELLER, THE SERVICER AND THE ADMINISTRATOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDINGS IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

       SECTION 7.4. Notices, Etc.  All notices and other
                    ------------
communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages of the Receivables Purchase Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent and the confirmation of transmission has been received (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

       SECTION 7.5. Severability of Provisions.  If any or more of
                    --------------------------
the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

       SECTION 7.6. Assignment. (a) This Agreement and the rights
                    ----------
and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns. Without limiting any other rights that may be available under applicable law, the rights of the Seller or the Securitization Parties may be enforced thereby or by their agents.

      (b) The Servicer acknowledges that, contemporaneously herewith or at any time hereafter, the Seller (i) is assigning or will assign to the Issuer, pursuant to the Receivables Purchase Agreement, one or more undivided interests in all of the Seller's rights, title and interest in, to and under the Receivables Pool and Related Security and Collections with respect thereto and proceeds with respect to the foregoing, and (ii) is hereby assigning to the Administrator, for the benefit of the Securitization Parties, all of the Seller's right, title and interest in, to and under this Agreement, including, without limitation, the assignment by the Seller to the Administrator, for the benefit of the Securitization Parties, of the right of the Seller, at any time, to enforce this Agreement against the Servicer and the obligations of the Servicer hereunder, the right, at any time, in accordance with the terms hereof, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Servicer thereunder to the same extent as the Seller may do, and all of the Seller's rights, remedies, powers and privileges, and all claims of the Seller against the Servicer, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), it being understood that such assignment shall not relieve any party hereto from (or require any of the Securitization Parties to undertake) the performance of any term, covenant or agreement on the part of any party hereto to be performed or observed under or in connection with this Agreement. The Servicer hereby consents to such assignments. Each of the parties hereto acknowledges and agrees that the Securitization Parties and the other Affected Persons are third party beneficiaries of the rights of the Seller arising hereunder and under the other Transaction Documents to which the Servicer is a party.

       (c)  The Servicer hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the Seller or the Administrator determines is necessary or reasonably desirable to evidence its consent described in Section 7.6(b).
                                  --------------

       (d) The Servicer hereby acknowledges that its obligations to the Securitization Parties are and shall be, to the extent permitted by applicable law or not prohibited by any order of any court or administrative or regulatory authority, absolute and unconditional under any and all circumstances and shall be unaffected by any claims, offsets or other defenses the Servicer may have against any Securitization Party, and the Servicer agrees that it shall not interpose any such claims, offsets or defenses as a defense to its performance of its obligations under this Agreement or any other Transaction Documents to which it is a party.

       SECTION 7.7. Counterparts.  For the purpose of facilitating
                    ------------
the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

       SECTION 7.8. Third Party Beneficiary.  The Securitization
                    -----------------------
Parties (other than the Administrator) shall be a third party beneficiary entitled to enforce any provisions in its favor hereunder.

       IN WITNESS WHEREOF, the Seller, the Servicer, and the
Administrator, as agent for the Issuer, have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                           MAIL-WELL I CORPORATION, as Servicer



                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________


                           MAIL-WELL TRADE RECEIVABLES CORPORATION, as Seller



                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrator


                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________

                                                              SCHEDULE A


                  Schedule of Permitted Investments
                  ---------------------------------


       "Permitted Investments" are any of the following:
        ---------------------

            (a) negotiable instruments or securities represented by instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence:

                  (i)  obligations fully guaranteed by the United
            States of America;

                  (ii) time deposits in, or bankers acceptances
            issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at
                                     --------  -------
            the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-l" and "A-1," respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P;

                  (iii) certificates of deposit having, at the time
            of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1," respectively; or

                  (iv) investments in money market funds rated in
            the highest investment category or otherwise approved in writing by the Administrator;

            (b) demand deposits in any depositary institution or trust company referred to in (a) (ii) above;

            (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1," respectively;

            (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1," respectively; and

            (e) repurchase agreements involving any of the Eligible Investments described in clauses (a) (1), (a) (iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1," respectively.

                               Exhibit A-1

                         FIRST AMENDMENT TO
                         SERVICING AGREEMENT

       THIS FIRST AMENDMENT TO SERVICING AGREEMENT, dated as of July 1, 1999 (this "Amendment"), is entered into among MAIL-WELL I
               ---------
CORPORATION, a Delaware corporation, as initial servicer (the
"Servicer"), MAIL-WELL TRADE RECEIVABLES CORPORATION, a Colorado
 --------
corporation, as seller (the "Seller"), and BANK OF AMERICA, NATIONAL
                             ------
ASSOCIATION (f/k/a BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION), as administratoar (the "Administrator").
                                      -------------


                               RECITALS

       1. The Servicer, the Seller and the Administrator are parties to the Servicing Agreement, dated as of July 1, 1999 (the
"Agreement"); and
 ---------

       2. The parties hereto desire to amend the Agreement as set forth herein.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1.  Certain Defined Terms. Capitalized terms used but not
           ---------------------
defined herein shall have the meaning set forth in Article I to the Agreement or in Exhibit I to the Receivables Purchase Agreement.

       2.  Amendments to the Agreement.  The Agreement is hereby
           ---------------------------
amended as follows:

           2.1 Clause (ii)(A) of paragraph (i) in Section 5.3 of the Agreement is hereby amended by adding the following proviso, immediately prior to the comma, at the end thereof:

           ; provided, however, that the Obligors of Receivables originated by WISCO II, LLC or WISCO III, LLC may be instructed to make payments directly to the Servicer (or any sub-servicer), which payments shall be deposited by the Servicer (or such sub-servicer) into a Lock-Box Account not later than two Business Days after receipt thereof.

       3.  Effect of Amendment. Except as expressly amended and
           -------------------
modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

       4.  Counterparts. This Amendment may be executed in any
           ------------
number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

       5.  Governing Law. This Amendment shall be governed by, and
           -------------
construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflicts of law.

       6.  Section Headings. The various headings of this Amendment
           ----------------
are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.


                    [signature page on next page]

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                MAIL-WELL I CORPORATION,
                                as initial Servicer


                                By:______________________________________
                                Name:  Robert Meyer
                                Title: Vice President, Treasurer and Tax


                                MAIL-WELL TRADE RECEIVABLE CORPORATION,
                                as Seller


                                By:______________________________________
                                Name:  Robert Meyer
                                Title: Vice President, Treasurer and Tax



                                BANK OF AMERICA, NATIONAL ASSOCIATION
                                (f/k/a BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION), as Administrator

                                By:______________________________________
                                Name:
                                Title:

                                   3